Exhibit 99.1

Marketo Announces Second Quarter 2016 Results

SAN MATEO, Calif. — August 3, 2016 — Marketo, Inc. (NASDAQ: MKTO), the leading provider of engagement marketing software and solutions, today announced its second quarter 2016 financial results.

Highlights:

•                       Second quarter revenue increased 30 percent year over year to $66.0 million

•                       Deferred revenue increased 27 percent year over year to $102.8 million

•                       Improved operating leverage year over year

•                       Generated cash flow from operations of $5.2 million

“We delivered solid revenue growth, improved operating leverage and positive free cash flow in the second quarter,” said Phil Fernandez, chairman and CEO of Marketo.  “We continue to see strong demand for our existing and new marketing solutions from fast-growth companies and large enterprises in both business and consumer segments. We are excited to be joining Vista Equity Partners and continue in our journey to set the agenda for product innovation and thought leadership for the entire digital marketing industry.”

Results for the second quarter of 2016:

•                  Revenue: Revenue was $66.0 million, an increase of 30 percent over the same period of the prior year.

•                  Deferred Revenue:  Deferred revenue at June 30, 2016 was $102.8 million, compared to $91.7 million at March 31, 2016 and $80.6 million at June 30, 2015.

•                  Calculated Billings: Calculated billings were $77.0 million, an increase of 20 percent over $64.4 million in the same period of the prior year.

•                  Net Loss: GAAP net loss attributable to Marketo was $20.8 million, and net loss per common share, basic and diluted, was $(0.46). Non-GAAP net loss was $0.1 million, and non-GAAP net loss per common share, basic and diluted, was $(0.00).

•                  Cash Flow:  Cash provided by operating activities was $5.2 million as compared to $10.0 million in the same period of the prior year. Free cash flow generated was $2.5 million.

•                  Total Cash and Cash Equivalents: As of June 30, 2016, total cash and cash equivalents was $99.5 million.

Reconciliations of the non-GAAP financial measures included in this release to their nearest GAAP equivalents are provided at the end of this release.

Outlook

Given the announcement made on May 31, 2016 regarding Marketo’s entry into an agreement and plan of merger with Vista, the company will not provide outlook for its third quarter 2016 financial results and is withdrawing its previously issued financial guidance for full year 2016.

Conference Call Information

Given the announcement made on May 31, 2016 regarding Marketo’s entry into an agreement and plan of merger with Vista, the company will not be hosting a conference call to discuss its second quarter 2016 financial results.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historical and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

• Acquisition-related expenses consist primarily of legal, banking and other advisory costs related to the proposed merger and have been excluded. The company believes that investors benefit from an understanding of the company’s operating results by excluding such costs.

• Adjustment to the value of redeemable non-controlling interest to the redemption amount is excluded as the company believes it may not be indicative of future operating results and that investors benefit from an understanding of the company’s operating results without giving effect to this adjustment.

Additionally, the company believes the following supplemental non-GAAP financial information is useful to investors and others in assessing its operating performance. A calculation of the supplemental non-GAAP financial information is provided in the table titled ‘Non-GAAP Supplemental financial information’.

• Calculated billings is calculated as revenue plus the change in total deferred revenue as presented on the balance sheet.

• Free cash flow is calculated as cash flow provided by (used in) operations less the purchase of property and equipment and capitalized software development costs presented on the statement of cash flows.

Marketo believes calculated billings offers investors useful supplemental information regarding the performance of its business, and will help investors better understand the sales volumes and performance of its business. The free cash flow metric is useful as it provides investors an enhanced view of the company’s operational performance and the cash available to fund on-going operations. The presentation of non-GAAP free cash flow is not meant to be considered in isolation or as an alternative to net income as an indicator of our performance, or as an alternative to cash flows from operating activities as a measure of liquidity.

The company encourages investors to carefully consider its results under GAAP, as well as its supplemental non-GAAP information and the related reconciliations, to more fully understand its business. Reconciliations of these GAAP and non-GAAP financial measures are presented in the tables at the end of this release.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “expects,” “anticipates,” “believes,” “could,” “seeks,” “estimates,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions and the negatives of those terms. Examples of forward-looking statements include, but are not limited to, statements about our opportunities for growth and future events. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in our financial and operating results; our rate of growth and anticipated revenue run rate, including our ability to convert deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue; errors, interruptions or delays in our services or Web hosting; breaches of our security measures; competition and competitive pressures, including discounting by our competitors; the nature of our business model; our ability to continue to release, and gain customer acceptance of, new and improved versions of our services; successful customer deployment and utilization of our existing and future services; changes in our sales cycle; the financial impact of any previous and future acquisitions; relationships with platform or service providers; various financial aspects of our subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which we operate; unique aspects of entering or expanding in international markets; our ability to hire, retain and motivate employees, to ramp our sales team, and to manage our growth; changes in our customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in our effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with our real estate and office facilities space; general developments in the economy, financial markets, and credit markets; costs associated with our pending merger with Vista; a failure to complete the merger; and matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the merger.

Further information about potential factors that could affect our financial results is included in public reports we file with the Securities and Exchange Commission, including, but not limited to, the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Forms 10-K and 10-Q, and the Forms 8-K and other documents we file from time to time.

Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We assume no obligation and do not intend to publicly update these forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by law.

About Marketo

Marketo (NASDAQ: MKTO) provides the leading engagement marketing software and solutions designed to help marketers develop long-term relationships with their customers - from acquisition to advocacy. Marketo is built for marketers, by marketers and is setting the innovation agenda for marketing technology. Marketo puts Marketing First. Headquartered in San Mateo, CA, with offices around the world, Marketo serves as a strategic partner to large enterprise and fast-growing small companies across a wide variety of industries. To learn more about Marketo’s Engagement Marketing Platform, LaunchPoint® partner ecosystem, and the vast community that is the Marketo Marketing Nation®, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Anne Marie McCauley
Marketo
650-727-6845
amccauley@marketo.com

PR Contact:

Stefanie Gordish
Marketo
415-590-9722
sgordish@marketo.com

###

MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$99,504	$107,218
Accounts receivable, net	61,992	50,678
Prepaid expenses and other current assets	8,502	9,073
Total current assets	169,998	166,969
Property and equipment, net	24,795	21,323
Goodwill	29,201	29,201
Intangible assets, net	4,978	5,455
Other assets	2,960	2,130
Total assets	$231,932	$225,078

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,318	$4,265
Accrued expenses and other current liabilities	25,177	25,706
Deferred revenue	102,604	91,735
Current portion of credit facility	1,383	2,174
Total current liabilities	136,482	123,880
Credit facility, net of current portion	—	478
Deferred revenue, long-term	156	230
Other liabilities	4,602	2,722
Total liabilities	141,240	127,310

Redeemable non-controlling interests	9,888	4,643

Stockholders’ equity:
Common stock	5	4
Additional paid-in capital	365,158	344,727
Accumulated other comprehensive loss	77	(274)
Accumulated deficit	(284,436)	(251,332)
Total stockholders’ equity	80,804	93,125
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$231,932	$225,078

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Revenue:
Subscription and support	$57,682	$43,757	$113,030	$83,857
Professional services and other	8,313	6,923	15,181	12,823
Total revenue	65,995	50,680	128,211	96,680
Cost of revenue (1):
Subscription and support	12,178	9,770	24,488	18,844
Professional services and other	9,058	8,177	18,126	15,514
Total cost of revenue	21,236	17,947	42,614	34,358
Gross profit:
Subscription and support	45,504	33,987	88,542	65,013
Professional services and other	(745)	(1,254)	(2,945)	(2,691)
Total gross profit	44,759	32,733	85,597	62,322
Operating expenses (1):
Research and development	10,178	9,168	21,179	18,863
Sales and marketing	35,096	32,055	72,209	62,087
General and administrative	14,445	8,960	25,317	17,742
Total operating expenses	59,719	50,183	118,705	98,692
Loss from operations	(14,960)	(17,450)	(33,108)	(36,370)
Other income (expense), net	51	97	(86)	617
Loss before provision for income taxes	(14,909)	(17,353)	(33,194)	(35,753)
Provision for income taxes	405	100	807	312
Net loss	(15,314)	(17,453)	$(34,001)	$(36,065)
Net loss and adjustment attributable to redeemable non-controlling interests	(5,445)	(497)	(5,181)	(43)
Net loss attributable to Marketo	$(20,759)	$(17,950)	$(39,182)	$(36,108)

Net loss per share of common stock, basic and diluted	$(0.46)	$(0.43)	$(0.88)	$(0.86)
Shares used in computing net loss per share of common stock, basic and diluted	44,694	42,163	44,343	41,889

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

Cost of subscription and support revenue	$789	$626	$1,551	$1,245
Cost of professional services and other revenue	1,174	1,100	2,386	2,037
Research and development	1,859	1,639	3,664	3,955
Sales and marketing	3,217	3,404	6,291	6,206
General and administrative	3,099	2,957	6,246	5,564
Total stock-based compensation expense	$10,138	$9,726	$20,138	$19,007

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net loss:
Net loss attributable to Marketo	$(20,759)	$(17,950)	$(39,182)	$(36,108)
Net loss and adjustment attributable to redeemable non-controlling interests	5,445	497	5,181	43
Net loss	(15,314)	(17,453)	(34,001)	(36,065)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,946	3,406	7,926	6,285
Stock-based compensation expense	10,138	9,726	20,138	19,007
Deferred income taxes	(220)	60	(136)	247
Provision for (reduction of) allowance for doubtful accounts	509	(12)	613	236
Loss on disposal of fixed assets	9	—	9	—
Changes in operating assets and liabilities:
Accounts receivable	(13,873)	(5,451)	(11,577)	(8,478)
Prepaid expenses and other current assets	7,072	2,151	1,531	(2,019)
Other assets	142	(217)	25	(861)
Accounts payable	1,759	1,160	1,600	2,188
Accrued expenses and other current liabilities	(133)	3,047	(1,682)	2,532
Deferred revenue	10,773	13,589	10,002	18,283
Other liabilities	407	(39)	787	77
Net cash provided by (used in) operating activities	5,215	9,967	(4,765)	1,432
Cash flows from investing activities:
Increase in restricted cash	—	—	(735)	(215)
Purchase of property and equipment	(2,183)	(4,232)	(6,770)	(8,324)
Capitalized software development	(548)	(251)	(1,149)	(772)
Net cash used in investing activities	(2,731)	(4,483)	(8,654)	(9,311)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	2,707	2,053	3,488	3,018
Proceeds from issuance of common stock issued under employee stock purchase plan	—	—	2,716	2,885
Investment from redeemable non-controlling interests	—	—	—	1,678
Repurchase of unvested common stock from terminated employees	—	(32)	—	(32)
Withholding taxes remitted for the net share settlement of equity awards	(62)	(71)	(65)	(74)
Repayment of debt	(573)	(676)	(1,270)	(1,346)
Net cash provided by financing activities	2,072	1,274	4,869	6,129
Effect of foreign exchange rate changes on cash and cash equivalents	245	(81)	836	(449)
Net decrease in cash and cash equivalents	4,801	6,677	(7,714)	(2,199)
Cash and cash equivalents — beginning of period	94,703	103,768	107,218	112,644
Cash and cash equivalents — end of period	$99,504	$110,445	$99,504	$110,445

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended March 31, 2016	Three Months Ended June 30, 2016	Three Months Ended June 30, 2015	Six Months Ended June 30, 2016	Six Months Ended June 30, 2015
Revenue:
Subscription and support	$55,348	$57,682	$43,757	$113,030	$83,857
Professional services and other	6,868	8,313	6,923	15,181	12,823
Total Revenue	$62,216	$65,995	$50,680	$128,211	$96,680

Cost of revenue reconciliation:
GAAP Subscription and support	$12,310	$12,178	$9,770	$24,488	$18,844
Stock-based compensation	(762)	(789)	(626)	(1,551)	(1,245)
Amortization of acquired intangible assets	(377)	(377)	(377)	(754)	(754)
Non-GAAP subscription and support	$11,171	$11,012	$8,767	$22,183	$16,845

GAAP Professional services and other	$9,068	$9,058	$8,177	$18,126	$15,514
Stock-based compensation	(1,212)	(1,174)	(1,100)	(2,386)	(2,037)
Non-GAAP professional services and other	$7,856	$7,884	$7,077	$15,740	$13,477

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$44,177	$46,670	$34,990	$90,847	$67,012
Non-GAAP professional services and other gross profit	(988)	429	(154)	(559)	(654)
Non-GAAP gross profit	$43,189	$47,099	$34,836	$90,288	$66,358
Non-GAAP subscription and support gross margin	79.8%	80.9%	80.0%	80.4%	79.9%
Non-GAAP professional services and other gross margin	-14.4%	5.2%	-2.2%	-3.7%	-5.1%
Non-GAAP gross margin	69.4%	71.4%	68.7%	70.4%	68.6%

Operating expenses reconciliation:
GAAP Research and development	$11,001	$10,178	$9,168	$21,179	$18,863
Stock-based compensation	(1,805)	(1,859)	(1,639)	(3,664)	(3,955)
Amortization of acquired intangible assets	(37)	(38)	(37)	(75)	(74)
Non-GAAP research and development	$9,159	$8,281	$7,492	$17,440	$14,834
As a % of total revenues, non-GAAP	14.7%	12.5%	14.8%	13.6%	15.3%

GAAP Sales and marketing	$37,113	$35,096	$32,055	$72,209	$62,087
Stock-based compensation	(3,074)	(3,217)	(3,404)	(6,291)	(6,206)
Amortization of acquired intangible assets	(137)	(71)	(137)	(208)	(274)
Non-GAAP sales and marketing	$33,902	$31,808	$28,514	$65,710	$55,607
As a % of total revenues, non-GAAP	54.5%	48.2%	56.3%	51.3%	57.5%

GAAP General and administrative	$10,872	$14,445	$8,960	$25,317	$17,742
Stock-based compensation	(3,147)	(3,099)	(2,957)	(6,246)	(5,564)
Amortization of acquired intangible assets	(46)	(46)	(46)	(92)	(92)
Acquisition related costs	—	(4,070)	—	(4,070)	—
Non-GAAP general and administrative	$7,679	$7,230	$5,957	$14,909	$12,086
As a % of total revenues, non-GAAP	12.3%	11.0%	11.8%	11.6%	12.5%

Loss from operations reconciliation:
GAAP loss from operations	$(18,148)	$(14,960)	$(17,450)	$(33,108)	$(36,370)
Stock-based compensation	10,000	10,138	9,726	20,138	19,007
Amortization of acquired intangible assets	597	532	597	1,129	1,194
Acquisition related costs	—	4,070	—	4,070	—
Non-GAAP loss from operations	$(7,551)	$(220)	$(7,127)	$(7,771)	$(16,169)
As a % of total revenues, non-GAAP	-12.1%	-0.3%	-14.1%

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(18,423)	$(20,759)	$(17,950)	$(34,001)	$(36,108)
Stock-based compensation	10,000	10,138	9,726	20,138	19,007
Amortization of acquired intangible assets	597	532	597	1,129	1,194
Acquisition related costs	—	4,070	—	4,070	—
Adjustment to redeemable non-controlling interests	174	5,904	912	6,078	912
Non-GAAP Net loss attributable to Marketo	$(7,652)	$(115)	$(6,715)	$(2,586)	$(14,995)

Basic and diluted net loss per share
GAAP	$(0.42)	$(0.46)	$(0.43)	$(0.88)	$(0.86)
Non-GAAP	$(0.17)	$(0.00)	$(0.16)	$(0.06)	$(0.36)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	43,992	44,694	42,163	44,343	41,889

MARKETO, INC.

NON-GAAP SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)

(Unaudited)

1) Calculated Billings

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenue	$65,995	$50,680	$128,211	$96,680
Add increase in total deferred revenue	11,047	13,736	10,795	17,675
Total calculated billings	$77,042	$64,416	$139,006	$114,355

2) Reconciliation of GAAP Operating Cash Flow to Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
GAAP net cash used in operating activities	$5,215	$9,967	$(4,765)	$1,432
Less purchases of property plant and equipment	(2,183)	(4,232)	(6,770)	(8,324)
Less capitalized software development	(548)	(251)	(1,149)	(772)
Free cash flow	$2,484	$5,484	$(12,684)	$(7,664)